UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   February 11, 2010

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 354-6100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Annual Incentive Program

Dresser-Rand Group Inc. (the “Company”) adopted a new Annual Incentive Program (the “AIP”) on February 12, 2010, in order to reward eligible employees based on performance against financial and individual objectives as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which administers the AIP.  The AIP includes features that were incorporated in 2009. Eligible participants under the AIP include employees of the Company and its affiliates that are selected for participation, including the Company’s named executive officers.

Pursuant to the AIP, the Committee will establish for each performance period: (i) the eligible employees who will participate in the AIP, (ii) each participant’s target award or the formula for determining the participant’s award, and (iii) the applicable performance objective or objectives.  The Committee will determine the form of payment of any award under the AIP, and whether the awards will be subject to restrictions on transfer, vesting, forfeiture or deferral requirements.  To the extent the AIP for any performance period consists of one or more bonus pools and any pool includes “Covered Employees” within the meaning of Section 162(m) of the Internal Revenue Code, the pool shall be operated in compliance with the requirements of Section 162(m).  The AIP also provides that every participant is obligated to reimburse the Company all or such portion of any incentive compensation that would not have been provided but for such participant’s intentional misconduct that caused material noncompliance of the Company with any financial reporting requirement under the securities laws requiring a restatement of the Company’s financial results.

Unless otherwise determined by the Committee or as provided in a written agreement between a participant and the Company, in the event a participant’s employment is terminated other than as a result of death, severance, disability or retirement, the participant forfeits all rights to an award under the AIP.  In the event of a severance, retirement or disability of a participant, the participant may receive a pro-rated award payment based on full months of service, at the Committee’s discretion, at the end of the performance period to the extent performance criteria were achieved.  A participant shall be considered to have retired if the participant has attained the age of 62 and has 10 or more years of service or has attained the age of 65 and has 5 or more years of service, and in either case has given the Company at least one year’s advance notice of the intent to retire and has agreed in writing not to compete with the Company’s business.  In the event of death during a performance period, a prorated payment based on the number of full months worked will be paid to the participant’s beneficiary, and in the event of death after the performance period, the full benefit due to the participant will be paid to the participant’s beneficiary.

Unless otherwise determined by the Committee or as provided in a written agreement between a participant and the Company, upon a change in control (as defined in the AIP), the AIP will automatically terminate and each participant will be vested and entitled to a prorated lump sum payment equal to the participant’s individual target payout multiplied by the number of months of the performance period, ending with the date the change in control occurred, divided by 12.

The foregoing description of the AIP is qualified in its entirety by reference to the text of the AIP, which is attached as exhibit 10.1 hereto and incorporated herein by reference.

2009 AIP Awards and 2010 AIP Structure

On February 11, 2010, the Committee approved an aggregate payment amount under the AIP for the 2009 performance period and individual payment awards for the executive officers (other than for the CEO) and approved the basic structure of the AIP for the 2010 performance period.  The independent members of the Board of Directors approved, on February 12, 2010, the AIP payment to the CEO; as recommended by the Committee.

The amount of the 2009 awards approved under the AIP for the named executive officers included in the Company’s proxy statement for its annual meeting held on May 12, 2009 (the “named executive officers”) were as follows: Mr. Volpe: $1,683,000; Mr. Baldwin: $562,394; Mr. Chevrier: $302,712, based on an exchange Rate of 1 Euro = 1.43 USD; and Mr. Mai: $346,466.  The payment of all awards under the AIP is subject to the completion of audit of the Company's consolidated financial statements for the year ended December 31, 2009, and verification that the calculated amounts are correct.  The amounts actually paid may be adjusted based on final audit results.

The 2010 AIP will provide a maximum payout opportunity of 200% of target for the named executive officers.  Financial performance will account for 80% of the 2010 AIP payment potential for these officers, and individual objectives will account for 20%.  The corporate financial measures will consist of operating income and net working capital (“NWC”) as a percentage of sales, with operating income weighted at 75% and NWC weighted at 25%.  Individual performance will be based on an evaluation by Mr. Volpe (or by the independent members of the Board of Directors in the case of Mr. Volpe) to determine the individual performance achievement rating for each executive.  The maximum payout that can be generated for each incentive component (financial and individual) for the named executive officers is 250% of target, subject to the overall maximum payout of 200% of target.  Target payouts for 2010, which will be based on base salaries as of December 31, 2010, are expected to be: Mr. Volpe: $841,500; Mr. Baldwin: $288,227; Mr. Chevrier: $151,356 (based on an exchange Rate of 1 Euro = 1.43 USD); and Mr. Mai: $177,564.

Equity Awards

The Committee also approved equity awards to the named executive officers on February 11, 2010.  The equity mix for the named executive officers will consist of 40% restricted stock units and 30% stock options (both of which were granted on February 15, 2010), with the remaining 30% to consist of a performance-based equity award to be approved by the Committee and granted at a later date.  The terms of the restricted stock and stock options granted to the named executive officers are materially consistent with the awards granted in prior years.  The details of the grants made to Messrs. Volpe, Baldwin, Chevrier and Mai will be separately reported on Forms 4 by those individuals.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Dresser-Rand Annual Incentive Program, adopted February 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

By:	/s/ Mark F. Mai
Name:	Mark F. Mai
Title:	Vice President, General Counsel and Secretary

Date: February 17, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Dresser-Rand Annual Incentive Program, adopted effective February 12, 2010.